UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 26, 2012

ACCELR8 TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

0-11485	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO	80221
(Address of principal executive offices)	(Zip Code)

(303) 863-8808

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Investment Transaction

As previously disclosed, on April 20, 2012, Accelr8 Technology Corporation (the “Company”) entered into a Securities Purchase Agreement with Abeja Ventures, LLC (“Investor”), pursuant to which the Company agreed to sell and issue to Investor (1) 14,000,000 shares of the Company’s common stock (the “Shares”) at a purchase price of $1.03 per share for an aggregate purchase price of $14,420,000 (the “Purchase Price”); (2) a warrant to purchase 7,000,000 shares of the Company’s common stock at an exercise price of $1.03 per share; and (3) another warrant to purchase 7,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, with each warrant exercisable prior to the fifth anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement (collectively, the “Investment”).

On June 26, 2012, the Company’s stockholders approved the Investment and certain related transactions and matters, as described in Item 5.07 below, and the Investment was consummated (the “Closing”). At the Closing:

•	Investor caused the Purchase Price to be paid to the Company;

•	the Company instructed its transfer agent to issue the Shares to Investor;

•	the Company issued the warrants to Investor;

•	the Company entered into a Registration Rights Agreement with Investor pursuant to which Investor and certain other parties were granted certain demand and piggy-back registration rights, including for shelf registrations, with respect to the resale of the securities issued in connection with the Investment;

•	certain directors and officers of the Company resigned from their positions, and new directors and officers were appointed, as described in Item 5.02 below;

•	the Company entered into certain agreements (or amendments to existing agreements) with certain of its directors and officers, as described in Item 5.02 below;

•	the Company’s 2004 Omnibus Stock Option Plan (the “Stock Plan”) was amended, as described in Item 5.02 below; and

•	the Company’s articles of incorporation were amended, as described in Item 5.03 below.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference. The Company issued the Shares and the warrants in reliance on the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Shares and the warrants will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act.

Item 5.01 Changes in Control of Registrant.

The consummation of the Investment resulted in a change in control with respect to the Company, with Investor acquiring control as of June 26, 2012. The Shares acquired by Investor at the Closing constitute approximately 55.8% of the issued and outstanding common stock of the Company immediately after giving effect to the consummation of the Investment. As described above, Investor paid the Purchase Price in cash in consideration for the Company’s issuance of the Shares. Such funds were provided by the members of Investor. For more information regarding certain agreements and arrangements relating to the Investment and/or involving Investor, refer to the Current Report on Form 8-K filed by the Company on April 24, 2012 and the Definitive Proxy Statement on Schedule 14A filed by the Company on May 17, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

On June 26, 2012, the Company’s board of directors (the “Board”) appointed Jack Schuler, John Patience and Lawrence Mehren as members of the Board, effective immediately. On the same date, Charles E. Gerretson and John D. Kucera resigned from the Board, effective immediately. Messrs. Gerretson and Kucera resigned from the Board pursuant to the Securities Purchase Agreement and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Messrs. Schuler, Patience and Mehren were appointed to the Board pursuant to the Securities Purchase Agreement. The Board has not yet determined what (if any) committees the new directors will be appointed to. Additional information with respect to each of the new Board members is set forth below:

Jack Schuler. Mr. Schuler, 71, is a founding partner of Crabtree Partners, a private equity investment firm. Mr. Schuler served as a director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler has been a director of Stericycle, Inc. (NASDAQ: SRCL) since March 1990, formerly serving as Chairman of the Board, and continues to serve as Lead Director for Stericyle. Prior to joining Stericycle, Inc., Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. He is currently a director of Quidel Corporation (NASDAQ: QDEL) and Medtronic, Inc. (NYSE: MDT). Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

John Patience. Mr. Patience, 64, is also a founding partner of Crabtree Partners, a private equity investment firm. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience has been a director of Stericycle, Inc. (NASDAQ: SRCL) since 1989. Mr. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. Patience was also previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

Lawrence Mehren.  Most recently, Mr. Mehren, 45, was Head of Global Business of Ventana Medical Systems and Roche Tissue Diagnostics, managing its four business units, as well as Spring Biosciences, and mtm laboratories.  From 2007 until 2010 he held various global leadership positions with Ventana including Senior Vice President, Emerging Businesses, and Chief Financial Officer. Previously, he was Managing Director, Partner and head of P&M Corporate Finance’s life sciences practice. Prior to his tenure at P&M, Mr. Mehren worked in management positions with Gale Group, a division of The Thomson Corporation, as well as Merrill Lynch.  Mr. Mehren holds a B.A. from the University of Arizona and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

Management Changes; Related Agreements

On June 26, 2012, Thomas V. Geimer resigned as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, and David Howson resigned as the Company’s President. On the same date, Mr. Mehren was appointed as the Company’s Chief Executive Officer and Chief Financial Officer, effective immediately.

In connection with his resignation, Mr. Geimer entered into an Amendment to Employment Agreement with the Company, as well as a new Consulting Agreement. Pursuant to the Amendment to Employment Agreement, Mr. Geimer and the Company agreed to stagger certain payments due to him such that $650,000 was paid to Mr. Geimer upon the Closing and $700,000 will be payable to him on July 1, 2013. Any payments due to Mr. Geimer under his Employment Agreement (as amended) but not timely paid by the Company will bear interest at a rate of 18% per annum. In addition, the $75,000 deferred compensation payment due to Mr. Geimer for the Company’s fiscal year ending July 31, 2012 was paid prior to the Closing. Pursuant to the Consulting Agreement, Mr. Geimer agreed to provide certain transition and other services to the Company. In exchange, for the remainder of 2012, the Company will pay Mr. Geimer an amount equal to $24,000. From January 1, 2013 through December 31, 2013, Mr. Geimer’s aggregate consulting fee will be $96,000 ($8,000 per month).

In his capacity as Chief Executive Officer of the Company, Mr. Mehren will be paid a base salary of $300,000 per year. Mr. Mehren was previously granted an option to purchase 2,200,000 shares of the Company’s common stock at an exercise price equal to $1.04 per share, which was equal to the closing price of the Company’s common stock on the date of grant. The option was issued pursuant to the Stock Plan and will vest according to the following schedule:

  580,000 shares vested immediately upon the date of grant.

  825,000 shares will vest as follows: 40% (330,000 shares) will vest on the 2nd anniversary of the date of grant, and the remaining 60% (495,000 shares) will vest in 36 equal monthly installments (13,750 shares per month) over the subsequent 36 months.

  795,000 shares will vest as follows (provided that both criteria must be satisfied):

    40% (318,000 shares) will vest on the 2nd anniversary of the date of grant, and the remaining 60% (477,000 shares) will vest in 36 equal monthly installments (13,250 shares per month) over the subsequent 36 months.

    50% (397,500 shares) will vest when at least 50% of the warrants initially issued to Investor at the Closing have been exercised by the holder(s) thereof, and the remaining 50% (397,500 shares) will vest when at least 90% of such warrants have been exercised by the holder(s) thereof.

  Notwithstanding the foregoing, if Mr. Mehren’s employment is terminated for any reason other than for Cause, he will be entitled to exercise the then-vested portion of the option for a period of 90 days following his termination of employment (after which time any unexercised options will expire). If Mr. Mehren’s employment is terminated for cause, the Company, in its sole discretion, may provide for the immediate cancellation of the option (or any portion thereof). Any unvested portion of the option will accelerate and become immediately vested and exercisable in the event of a change of control with respect to the Company.

Amendment to Stock Plan

On June 26, 2012, the Company’s stockholders approved, and the Company executed, an amendment to the Stock Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 5,000,000 shares. For more information regarding the Stock Plan (as amended), refer to the Definitive Proxy Statement on Schedule 14A filed by the Company on May 17, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2012, the Company’s stockholders approved, and the Company executed and filed with the Colorado Secretary of State, two amendments to the Company’s articles of incorporation. The amendments became effective immediately upon filing. Pursuant to the amendments, (i) the number of authorized shares of the Company’s common stock was increased by 26,000,000 shares, to a total of 45,000,000 shares, and (ii) the Company’s stockholders are now permitted to take action by less than unanimous written consent in the manner contemplated by Colorado law. For more information regarding such amendments to the Company’s articles of incorporation, refer to the Definitive Proxy Statement on Schedule 14A filed by the Company on May 17, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of the Company (the “Special Meeting”) was held on June 26, 2012. The results of the Special Meeting are set forth below. For more information regarding the proposals considered at the Special Meeting, refer to the Definitive Proxy Statement on Schedule 14A filed by the Company on May 17, 2012.

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To adopt a Securities Purchase Agreement entered into by the Company on April 20, 2012, which provides for, among other things, the Company’s issuance and sale of 14,000,000 shares of its common stock, no par value per share, to a new investor for an aggregate cash purchase price of $14,420,000 (i.e., $1.03 per share), as well as warrants to purchase up to 14,000,000 additional shares of common stock, and to approve the transactions contemplated by the Securities Purchase Agreement, including the grant to Lawrence Mehren of an option to purchase 2,200,000 shares of common stock.	6,184,140	72,625	51,509	3,266,689

Proposal No. 2 – Approval of Proposal Amendment to Articles of Incorporation to Increase Authorized Shares

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock by 26,000,000 shares, to a total of 45,000,000 shares.	9,383,673	137,527	53,763

Proposal No. 3 – Approval of Proposed Amendment to Articles of Incorporation to Permit Shareholder Action by Less Than Unanimous Written Consent

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s Articles of Incorporation, as amended, to permit the Company’s shareholders to take action by less than unanimous written consent in the manner contemplated by Colorado law.	9,403,726	113,912	57,325

Proposal No. 4 – Approval of Proposed Amendment to 2004 Omnibus Stock Option Plan

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s 2004 Omnibus Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 5,000,000 shares.	6,149,321	115,163	43,790	3,266, 689

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	ACCELR8 TECHNOLOGY CORPORATION (Registrant) /s/ Lawrence Mehren Lawrence Mehren Chief Executive Officer